United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2014
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On March 5, 2014, IsoRay, Inc. ("IsoRay") held its Fiscal 2014 Annual Meeting of Stockholders, where six proposals were voted on. The proposals are described in detail in IsoRay’s definitive proxy statement filed with the Securities and Exchange Commission on January 21, 2014. Of the 38,478,567 common and preferred shares outstanding and entitled to vote at the Annual Meeting, 29,029,089 common and preferred shares (or 75.44%), constituting a quorum, were represented in person or by proxy at the Annual Meeting.

The final voting results on each proposal are set forth below.

Proposal 1. The stockholders elected four directors to the board of directors to serve until the fiscal 2015 annual meeting of stockholders. The votes for this proposal were:

	For	Withheld	Broker Non-Votes
Dwight Babcock	5,342,617	2,391,115	21,295,357

Robert R. Kauffman	4,766,637	2,967,095	21,295,357

Thomas C. LaVoy	5,188,891	2,544,841	21,295,357

Philip J. Vitale, M.D.	5,349,189	2,384,543	21,295,357

Proposal 2. The stockholders ratified the appointment of DeCoria, Maichel & Teague, P.S. as IsoRay’s independent registered public accounting firm for the fiscal year ending June 30, 2014. The votes on this proposal were:

For	Against	Abstain
26,061,181	2,633,960	333,948

Proposal 3. The stockholders approved, on an advisory basis, the compensation of IsoRay’s named executive officers. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
4,207,537	2,818,449	707,746	21,295,357

Proposal 4. The stockholders approved, on an advisory basis, 1 year as the frequency for the advisory vote on the approval of compensation of IsoRay’s named executive officers. The votes on this proposal were:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
3,161,382	415,098	1,916,334	2,240,918	21,295,357

Proposal 5. The stockholders approved the 2014 Employee Stock Option Plan. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
3,997,526	3,300,585	435,621	21,295,357

Proposal 6. The stockholders did not approve the amendment to the warrants issued in August 2013. The votes on this proposal were:

For	Against	Abstain	Broker Non-Votes
2,580,647	4,989,938	163,147	21,295,357

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 5, 2014

IsoRay, Inc., a Minnesota corporation

By:	/s/ Dwight Babcock
Dwight Babcock, CEO